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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2002

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SIGMA-ALDRICH CORPORATION

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(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (314) 771-5765

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Item 5. Other Events

On September 30, 2002, Sigma-Aldrich Corporation issued a press release regarding, among other things, an agreement to settle U.S. Commerce Department export allegations. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press Release issued September 30, 2002 -- SIGMA-ALDRICH AGREES TO SETTLE U.S. COMMERCE DEPARTMENT EXPORT ALLEGATIONS

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2002

SIGMA-ALDRICH CORPORATION

By:/s/ Karen Miller
Karen Miller, Corporate Controller

EXHIBIT INDEX

Exhibit No. Description

99.1	Press Release issued September 30, 2002 -- SIGMA-ALDRICH AGREES TO SETTLE U.S. COMMERCE DEPARTMENT EXPORT ALLEGATIONS

Exhibit 99.1

[ Letterhead of Sigma-Aldrich]

From: David R. Harvey, Chairman, President and CEO	For questions, contact:
Kirk A. Richter, Treasurer
(314) 286-8004

FOR IMMEDIATE RELEASE

September 30, 2002

SIGMA-ALDRICH AGREES TO SETTLE U.S. COMMERCE DEPARTMENT EXPORT ALLEGATIONS

Sigma-Aldrich Corporation (NASDAQ: SIAL) announced today that it has reached an agreement in principle with the U.S. Commerce Department to settle allegations that a Natick, Massachusetts subsidiary, Research Biochemicals, Inc. (RBI), exported certain scientific research toxins without first obtaining licenses from Commerce. This matter was previously disclosed in the Company's most recent earnings release (July 23, 2002) and Form 10-Q (August 14, 2002). Subject to final approval by both parties and the negotiation and execution of a definitive agreement, RBI will pay $1.76 million to dispose of the matter. This settlement will be reflected in the Company's 3rd Quarter 2002 financial statements and will reduce otherwise reportable earnings per share by $0.02.

The Commerce Department's allegations in this case are largely based on the prior exports of a business RBI acquired in April of 1997. At the time of the acquisition, the Company had no knowledge that requisite licenses were not being obtained. Commerce contends that RBI, the Company and an intermediate subsidiary are, nonetheless, legally responsible for those pre-acquisition exports. While the Company disagrees with that contention, it believes that settlement rather than further litigation is in its best interests. The exports at issue are of a kind for which RBI has routinely obtained Commerce Department licenses since it discovered the problem in April of 1998.

Commenting on the settlement, Chairman and CEO David R. Harvey said "We regret the circumstances which led to this case but are pleased that this problem, which we inherited via an acquisition, is reaching final resolution."

About Sigma-Aldrich: Sigma-Aldrich is a leading Life Science and High Technology company. Our biochemical and organic chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and chemical manufacturing. We have customers in life science companies, university and government institutions, hospitals and in industry. Sigma-Aldrich operates in 34 countries and has more than 6,000 employees providing excellent service worldwide. We are committed to the success of our Customers, Employees and Shareholders through leadership in Life Science, High Technology and Service.

For more information about Sigma-Aldrich, please visit our award-winning web site at www.sigma-aldrich.com.